Exhibit 10.46

ADDENDUM NO. 5 TO AMENDED
AND RESTATED GROUND LEASE

This ADDENDUM NO. 5 TO AMENDED AND RESTATED GROUND LEASE (this "Addendum") is made as of January 1, 2007, by and between THE IRVINE COMPANY LLC, a Delaware limited liability company ("Landlord"), and HINES NURSERIES, INC., a California corporation ("Tenant").

RECITALS

A. Landlord and Tenant are parties to that certain Amended and Restated Ground Lease dated September 1, 1996 (the "Original Lease"), as amended by Addendum No. 1 to Amended and Restated Ground Lease dated as of October 26, 1996 ("Addendum No. 1"), Addendum No. 2 to Amended and Restated Ground Lease dated as of December 18, 1997 ("Addendum No. 2"), Addendum No. 3 to Amended and Restated Ground Lease dated as of May 19, 2003 ("Addendum No. 3") and Addendum No. 4 to Amended and Restated Ground Lease dated as of September 23, 2005 ("Addendum No. 4"). The Original Lease, Addendum No. 1, Addendum No. 2, Addendum No. 3 and Addendum No. 4 are sometimes hereinafter collectively referred to as the "Amended Lease." Pursuant to the Amended Lease, Tenant leases certain premises from Landlord as more particularly described therein (the "leased premises").

B. Landlord and Tenant desire to extend the term of the Amended Lease as to a portion of the leased premises, as set forth in this Addendum

C. Capitalized terms used in this Addendum but not defined herein shall have the same meaning given in the Amended Lease.

D. The Amended Lease, as modified by this Addendum, is hereinafter referred to as the "Lease."

AGREEMENT

In consideration of the foregoing recitals and the mutual covenants and conditions set forth in this Addendum, Landlord and Tenant hereby amend the Amended Lease as follows:

1.    Reconfiguration of "Area 1" and "Area 2." Pursuant to Addendum No. 3, a portion of "Area C" (as shown on Exhibit "A" to Addendum No. 3) described as "Area 1" was to be deleted from the leased premises as of June 30, 2006, and the remainder of Area C (described in Addendum No. 3 as "Area 2") was to be deleted from the leased premises on December 31, 2006. Pursuant to a verbal agreement of Landlord and Tenant, the configuration of "Area 1" and "Area 2" was changed to be as shown on Exhibit "A" attached hereto. Landlord and Tenant hereby confirm that the configuration of "Area 1" and "Area 2" is as shown on Exhibit "A" and that "Area 1" was deleted from the leased premises as of June 30, 2006.

2.    Deletion of "Area 2."

(a) Extension as to Westerly Six Hundred Feet of "Area 2." Effective upon the execution of this Addendum, the term of the Lease for that portion of "Area 2" described generally as the six hundred (600) feet immediately adjacent to and easterly of Jeffrey Road, between Irvine Blvd. and Portola Parkway, and shown on Exhibit "A" attached hereto (the "Jeffrey Road Parcel") shall be extended until 5:00 P.M. on June 30, 2007. The Jeffrey Road Parcel shall automatically and without further notice be removed from the leased premises, and the Lease shall automatically and without further notice terminate as to such area, effective 5:00 P.M. on June 30, 2007.

(b) Deletion as to Remainder of "Area 2." Except for the Jeffrey Road Parcel, the remainder of "Area 2" as shown on Exhibit "A" shall automatically and without further notice be removed from the leased premises, and the Lease shall automatically and without further notice terminate as to such area, effective 5:00 P.M. on December 31, 2006.

3.    Deleted

4.    Authority. Each of the parties executing this Addendum on behalf of a corporation or limited liability company as indicated below represents and warrants that he/she is duly authorized to execute and deliver this Addendum on behalf of such corporation or limited liability company, that such execution and delivery has been approved by such entity's Board of Directors or other governing body, and that this Addendum is binding upon said corporation in accordance with its terms.

5.    Continued Effect. The Amended Lease, as specifically modified by this Addendum, shall continue in full force and effect.

IN WITNESS WHEREOF, this Addendum No. 5 to Amended and Restated Ground Lease is executed as of the day and year first above written.

THE IRVINE COMPANY LLC, a Delaware limited liability company	HINES NURSERIES, INC., a California corporation
By: /s/ Daniel C. Hedigan	By: /s/ Claudia Pieropan
Daniel C. Hedigan	Name: Claudia Pieropan
Senior Vice President	Title: CFO

By: /s/ Peter Changala	By: /s/ Robert A. Ferguson
Peter Changala,	Name: Robert A. Ferguson
Vice President	Title: CEO

“Landlord”	“Tenant”

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